Execution Copy

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) dated April __, 2010 is made and entered into by and between Sorin Group USA, Inc., a Delaware corporation (“Seller”), and Cytomedix Acquisition Company, LLC, a Delaware limited liability company (“Buyer”). Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Purchase Agreement (as hereinafter defined).

BACKGROUND

WHEREAS, Buyer, and Cytomedix, Inc., a Delaware Corporation and the sole member of Buyer (“Parent”) and Seller are parties to a certain Asset Purchase Agreement dated as of April __, 2010 (the “Purchase Agreement”), pursuant to which Buyer has agreed to buy and Seller has agreed to sell the Acquired Assets and Buyer has agreed to assume the Assumed Liabilities of Seller; and

WHEREAS, Section 2.2(b) of the Purchase Agreement provides that Seller and Buyer shall execute and deliver at the Closing an assignment and assumption agreement pursuant to which Seller shall assign to Buyer all right, title and interest in the Assumed Agreements and pursuant to which Buyer shall assume Seller’s liabilities and obligations with respect the Assumed Agreements from and after the date hereof.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in consideration of and pursuant to the terms and subject to the conditions set forth in the Purchase Agreement, the parties hereto, intending to be legally bound hereby, agree as follows:

1.           Seller hereby assigns to Buyer all right, title and interest in and to the contracts and agreements set forth on Exhibit A attached hereto and made a part hereof (the “Assumed Agreements”).  Buyer accepts such assignment and hereby assumes and agrees to perform and discharge when due the obligations of Seller accruing and arising from and after the date hereof under the Assumed Agreements.

2.           Buyer shall not assume or have any obligation with respect to any contracts or agreements of Seller other than the Assumed Agreements.

3.           Buyer hereby assumes and agrees to perform and discharge when due the obligations of Seller accruing and arising from and after the date hereof to the extent relating directly to or arising out of the Business (i) all Liabilities of the Business arising out of or relating to the ownership or use of the Acquired Assets or the ownership or operation of the Business after the Closing Date, (ii) all Liabilities arising out of the Warranty Policy in respect of Acquired Products manufactured or sold on or prior to the Closing Date, (iii) all Liabilities arising out of or relating to the marketing, promotion, distribution or sale of any Acquired Product by Buyer or its Affiliates after the Closing Date (including without limitation, liability for failures to comply with applicable regulations of Governmental Authorities, product returns, warranty obligations and other product liabilities with respect to such Acquired Products, regardless of the legal theory asserted) and (iv) all obligations and Liabilities for Taxes arising out of or relating to the ownership or operation of the Acquired Assets after the Closing Date.

4.           This Agreement shall by binding upon and inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

5.           This Agreement shall not be modified or amended except by an instrument in writing signed by both Buyer and Seller.

6.           This Agreement and all of its provisions, rights and obligations is given in accordance with the terms of the Purchase Agreement, the provisions of which are incorporated herein by reference.  In the event of any conflict or inconsistency between the terms and conditions set forth in this Agreement and the Purchase Agreement, the terms and conditions set forth in the Purchase Agreement shall control.

7.           This Agreement shall not be deemed to defeat, limit, alter, impair, enhance or enlarge any right, obligation, liability, claim or remedy created by the Purchase Agreement or any agreement or other document executed in connection with, or contemplated by, the Purchase Agreement.

8.           This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, without reference to the choice-of-law rules of this or any other jurisdiction to the contrary.

9.           This Agreement may be executed in one or more counterparts (whether facsimile or original), each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

Execution Copy

IN WITNESS WHEREOF, Seller and Buyer have duly executed this Assignment and Assumption Agreement as of the day and year first above written.

SORIN GROUP USA, INC.

By:
Name:
Title:

CYTOMEDIX ACQUISITION COMPANY, LLC

By:
Martin Rosendale, President

EXHIBIT A

ASSUMED AGREEMENTS